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EXHIBIT 2.6


                          PLEDGE AND SECURITY AGREEMENT

         PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT"), dated June 30, 2004, made by Markland Technologies, Inc., a Florida corporation (the "PLEDGOR"), in favor of Joseph R. Moulton, Sr., an individual, for himself and as agent for the Sellers (as defined below) other than himself (the "REPRESENTATIVE").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to the Stock Purchase Agreement dated as of June 30, 2004, between Pledgor and the sellers party thereto (each a "SELLER" and collectively, the "SELLERS") (the "PURCHASE AGREEMENT"), the Sellers agreed to sell 12,000 shares (the "SOLD SHARES") of E-OIR Technologies, Inc., a Virginia corporation ("E-OIR"), to Pledgor for cash and to allow E-OIR to redeem the remainder of the Sellers' shares of E-OIR (the "REDEEMED SHARES") by issuing a promissory note for the value of the respective Redeemed Shares to each Seller (together, the "REDEMPTION NOTES"); and

         WHEREAS, it is a condition to the consummation of the transactions contemplated in the Purchase Agreement and the acceptance of the Redemption Notes by the Sellers that the Pledgor shall have executed and delivered to the Representative a pledge and security agreement pledging the Sold Shares to the Representative for the benefit of the Representative and the other Sellers as security for the repayment by E-OIR of the Redemption Notes; and

         WHEREAS, after the redemption of the Redeemed Shares by E-OIR prior to the execution hereof, the Sold Shares represent all of the issued and outstanding stock of E-OIR and such shares are held by the Pledgor; and

         WHEREAS, E-OIR at the time of the execution of this Agreement is owned and controlled by Pledgor even though certain of the Sellers remain employees of E-OIR pursuant to the Purchase Agreement; and Pledgor has determined that executing this Agreement and pledging the Sold Shares is in Pledgor's and E-OIR's best interest and necessary for the consummation of the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Sellers to accept the Redemption Notes and consummate the transactions contemplated in the Purchase Agreement, the Pledgor hereby agrees with the Representative for the benefit of the Representative and the Sellers as follows:

         1. PLEDGE. Pledgor grants to the Representative a first priority security interest in, and pledges, the Sold Shares, to secure Pledgor's obligations under (i) the Redemption Notes, (ii) that certain Security Agreement dated as of the date hereof by and between E-OIR and the Representative, on its behalf and on behalf of the Sellers (the "SECURITY AGREEMENT"), and (iii) this Agreement (together, the "OBLIGATIONS").

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         2. VOTING; DIVIDENDS AND RECAPITALIZATION. So long as no default hereunder or any Event of Default (as defined in the Redemption Notes, an "EVENT OF DEFAULT") has taken place or is continuing, Pledgor may vote the Sold Shares pledged hereunder. In the event that, during the term of this Agreement, any share dividend, stock split, reclassification, readjustment, or other changes are declared or made in the capital structure of E-OIR, the shares of which are pledged hereby, all new, substituted, and additional shares or other securities issued by reason of any such change shall be held by the Representative under the terms of this Agreement in the same manner as the Sold Shares originally pledged hereunder. In the event that, during the term of this Agreement, Pledgor transfers all or part of its Sold Shares, the transferee of such Sold Shares shall take such shares subject to the security interest created hereunder. Pledgor shall provide the Representative with reasonable notice that such transfer has occurred.

         3. DEFAULT. In the event that Pledgor defaults in the payment or performance of any Obligation secured by and under this Agreement, the Representative shall have all of the rights and remedies provided by the Uniform Commercial Code in force in the Commonwealth of Virginia at the date of this Agreement, and the Representative shall have full power and authority to sell, assign, transfer, and deliver the collateral at public or private sale or sales at the option of the Representative upon notice to Pledgor. The Representative may purchase at any public sale all or any part or parts of the Sold Shares at any such sale. After deducting all reasonable costs, expenses, and fees incurred by the Representative in making such sale or sales, the net proceeds therefrom shall be applied in the following priority: first, to the payment of any or all Obligations of Pledgor and the surplus, if any, shall be promptly paid to Pledgor within ten (10) business days from the date of the sale.

         4. STOCK AND BOND POWERS. Any certificate(s) evidencing the Sold Shares in existence has been, or will promptly be upon issuance, delivered, duly endorsed in blank or accompanied by an executed stock power, by Pledgor to the Representative. Pledgor further agrees to and shall execute any other documents reasonably requested by the Representative at any time including, for the purpose of effecting the sale of the Sold Shares, upon and during the continuations of any default hereunder of Pledgor or an Event of Default.

         5. TERMINATION. Upon payment in full of the Redemption Notes and any other Obligations, this Agreement and all security interests granted hereunder shall be deemed to be automatically terminated. E-OIR and Pledgor shall be permitted to cancel and/or reissue any stock certificates delivered to the Representative, and Pledgor may file any UCC termination statements or similar documents to reflect the termination of this Agreement. The Representative further agrees to and shall execute any other documents reasonably requested by Pledgor upon termination of this Agreement for the purpose of releasing the Representative's interest in the Sold Shares.

         6. REMEDIES CUMULATIVE. All of the remedies of the Representative hereunder either provided for in this Agreement or covered by applicable laws, and all other remedies of the Representative with respect to the Obligations (including, without limitation, under the Redemption Notes, the Security Agreement or any applicable law) shall be cumulative and not alternative, and they may be enforced successively or concurrently and without derogation of any

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other. The Obligations of Pledgor herein contained may be specifically enforced in equity or may be enforced without recourse to any court.

         7. BINDING EFFECT - CHOICE OF LAW. This Agreement is intended for and shall inure to the benefit of the Representative, the Sellers and each and every other party or person who is or shall from time to time become the owner, part owner, or holder of the Obligations hereby secured, and each and every reference herein to the Representative shall also include and refer to each and every successor or assignee of, or loan participant with, the Representative, at any time holding or owning any part of or any interest in any part of the Obligations hereby secured. Pledgor expressly waives notice of transfer or assignment of the Obligations, or any part thereof, or the rights of the Representative thereunder. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

         8. CAPTIONS. Captions in this Agreement are for the assistance of the reader and are not intended to modify the text of the various provisions.


                            [SIGNATURE PAGE FOLLOWS]

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               SIGNATURE PAGE TO THE PLEDGE AND SECURITY AGREEMENT
               ---------------------------------------------------


         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on the date first written above.


                                             PLEDGOR:
                                             --------

                                             Markland Technologies, Inc.


                                             By: ______________________________
                                                 Name:
                                                 Title:

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